Exhibit No. 11(a)

CONSENT OF COUNSEL

We hereby consent to the incorporation as Exhibit 11 in this Form N-14 of the opinion of our firm that is a part of the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of the New Century Portfolios and to reference to our firm in the Prospectus and Statement of Additional Information.

GREENBERG TRAURIG, LLP

By:	/s/ Steven M. Felsenstein
Steven M. Felsenstein, a Shareholder

Philadelphia, Pennsylvania
January 22, 2013